Exhibit 99.1

Codexis Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Record Annual Total Revenue of $104.8M, Representing Eighth Consecutive Year of Revenue Growth

Company Guides to 2022 Total Revenues of $152-$158M; Product Revenues of $112-$118M

REDWOOD CITY Calif., February 24, 2022 — Codexis, Inc. (Nasdaq:CDXS), a leading enzyme engineering company enabling the promise of synthetic biology, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021 and provided a business update.

“2021 was an exceptional year for Codexis, as we more than doubled our product revenue, demonstrating the trust and value that our customers place in us to help them manufacture their products at scale in a more sustainable, efficient manner through the use of our proprietary enzymes,” said John Nicols, President and CEO of Codexis. “Our CodeEvolver® enzyme engineering platform continues to accelerate our ability to discover and commercialize novel, high performance enzymes for use in diverse applications across the pharmaceutical, food and nutrition, life science tools and other industries. We are also pleased to have built momentum through 2021 for our novel biotherapeutics business. Here, we are leveraging our platform as a drug discovery engine to create new oral biologic and gene therapy candidates targeting diseases of high unmet need. Over the past few years, our pipeline has grown from just a handful of early-stage programs into more than a dozen pipeline assets, with two CodeEvolver®-discovered candidates currently in Phase 1 clinical trials.”

“On top of our defining 2021 performance, we are thrilled to be in a position to provide 2022 revenue guidance that reflects another year of roughly 50% growth, enabling us to make additional investments to expand the market reach of our performance enzymes segment and further advance our biotherapeutics pipeline. On the heels of a year of opportunity and execution for Codexis, we remain energized by the ever-expanding universe of possible applications for our enzymes, and we look forward to continuing to harness this potential to improve the health of people and the planet.”

2021 Key Corporate Achievements

•Total revenues climbed 52% to $104.8 million for the fiscal year 2021.

•Product revenues more than doubled to $70.7 million for the fiscal year 2021, the highest in the Company’s history, and also exceeding our most recent guidance range.

•Product gross margins grew to 68.6% in fiscal year 2021, substantially above 54.5% in fiscal year 2020, and also the highest in company history.

•Codexis had 22 customers who contributed over $100,000 average per quarter revenue, growing from 20 in 2020.

•Opened and occupied a new 36,000 square foot facility in San Carlos, CA, enabling us to significantly expand our CodeEvolver® platform discovery capacity as we exited 2021.

2021 Business Highlights – Performance Enzymes Segment

Sustainable Manufacturing Market

•Generated $34.5 million in revenue from Pfizer in fiscal year 2021 from the sale of a proprietary Codexis enzyme that is used in the manufacture of PAXLOVID™, Pfizer’s new COVID-19 therapeutic which has received emergency use authorization from the FDA.

•Amended and extended our sitagliptin enzyme supply agreement with Merck and entered into a new tri-party collaboration with Almelo and RC2 Pharma Connect; both agreements position Codexis to maximize its enzymes sales once a generic version of sitagliptin becomes available.

•Commercialized a novel enzyme with Kalsec® for the sustainable manufacture of their new, natural, clean-label hop ingredient.

Life Science Tools Market

•Recorded the first commercial sales of Codex® HiFi DNA polymerase for use in future next generation sequencing kits, and Codex® HiCap RNA polymerase to enable more efficient manufacture of messenger RNA.

•Launched the Codex® HiTemp Reverse Transcriptase, designed for use in one-step quantitative reverse transcription PCR (RT-qPCR) testing, including COVID-19 testing.

•Advanced our engineered enzyme for DNA synthesis to near commercial-stage; invested an additional $7.6 million to become Molecular Assemblies, Inc.’s second largest shareholder.

2021 Business Highlights – Novel Biotherapeutics Segment

•The Company’s Biotherapeutics pipeline has 13 discovery and development candidates, two of which are in Phase 1 clinical trials, and eight of which are in partnership with Nestlé Health Science and Takeda.

•In 2021, we announced the initiation of a Phase 1 clinical trial of CDX-7108, which is co-owned with Nestlé Health Science, for the treatment of exocrine pancreatic insufficiency.

•In January 2022, the U.S. Food and Drug Administration granted orphan drug designation and rare pediatric disease designation for CDX-6512 for the treatment of homocystinuria. CDX-6512 is currently in pre-IND development and is the most advanced wholly owned program in the Company’s biotherapeutics pipeline.

Fiscal Year 2021 Financial Highlights

•Total revenues for fiscal 2021 were $104.8 million, an increase of 52% from $69.1 million in fiscal 2020.

•Product revenues for fiscal 2021 were $70.7 million compared to $30.2 million in fiscal 2020; the majority of the increase was driven by enzyme sales to Pfizer for PAXLOVID™ manufacture.

•R&D revenues were $34.1 million in fiscal 2021 compared to $38.8 million in fiscal 2020. Performance enzymes grew R&D revenues by $2.0 million to $19.9 million, despite declining revenues from Novartis as its CodeEvolver® deal was completed early in 2021. R&D revenue for Biotherapeutics declined by $6.7 million to $14.2 million largely due to revenue related to a license transfer to Takeda in 2020.

•Product gross margin for fiscal 2021 was 68.6%, compared to 54.5% in fiscal 2020. The increase was driven by an increase of higher margin products in the sales mix.

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•R&D expenses for fiscal 2021 were $55.9 million, compared to $44.2 million in fiscal 2020. The increase in R&D expenses was driven by higher costs associated with increased headcount, stock compensation, lab supplies, depreciation, and outside services, partially offset by lower preclinical and regulatory expenses.

•Selling, General & Administrative expenses for fiscal 2021 were $49.3 million, compared to $35.0 million in fiscal 2020. The increase in SG&A expense was the result of higher costs for payroll, stock compensation, legal fees, recruiting costs, and consultants.

•The net loss for fiscal 2021 was $21.3 million, or $0.33 per share, compared to $24.0 million, or $0.40 per share, for fiscal 2020. As of December 31, 2021, Codexis had $116.8 million in cash and cash equivalents.

Fourth Quarter 2021 Financial Highlights

•Total revenues for the fourth quarter 2021 were $24.5 million, an increase of 16% from $21.0 million in the fourth quarter 2020.

•Product revenues for the fourth quarter 2021 were $17.0 million compared to $12.2 million in fourth quarter 2020; the increase was largely due to higher enzyme sales to Pfizer.

•R&D revenues were $7.5 million compared to $8.8 million last year; the decrease was primarily driven by lower revenue from Takeda, Merck, and Novartis, partially offset by GSK and Molecular Assemblies.

•Product gross margin for the fourth quarter 2021 was 59.9% compared to 52.0% in the fourth quarter 2020. The increase was driven by increased sales of higher margin products.

•R&D expenses for the fourth quarter 2021 were $16.4 million compared to $10.4 million in the fourth quarter 2020. The increase was driven by higher payroll expenses due to increased headcount, and higher expenses for stock compensation, facilities, lab supplies, and depreciation.

•Selling, General & Administrative expenses for the fourth quarter 2021 were $11.7 million, compared to $8.7 million in the fourth quarter 2020. The increase was the result of higher expenses for payroll, stock compensation, facilities, consultants, legal fees, and recruiting.

•The net loss for the fourth quarter 2021 was $10.2 million, or $0.16 per share, compared to $3.9 million, or $0.06 per share, for the fourth quarter 2020.

2022 Guidance

Codexis is introducing financial guidance for 2022, as follows:

•Total revenues are expected to be in the range of $152 million to $158 million, an increase of nearly 50% at the midpoint compared to 2021; excluding revenue from Pfizer in both periods, revenue growth is projected to be 10% or more.

•Product revenues are expected to be in the range of $112 million to $118 million, including approximately $75 million to $80 million related to Codexis’ proprietary high-performance enzyme used by Pfizer to manufacture PAXLOVID™.

•Gross margin on product revenue is expected to be 65% to 70%.

Conference Call and Webcast

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Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investor section of Company website. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers, and the passcode is 13726635.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® platform to discover and develop novel, high performance enzymes and novel biotherapeutics. Codexis enzymes have applications in the sustainable manufacturing of pharmaceuticals, food, and industrial products; in the creation of the next generation of life science tools; and as gene therapy and biologic therapeutics. The Company’s unique performance enzymes drive improvements such as: reduced energy usage, waste generation and capital requirements; higher yields; higher fidelity diagnostics; and more efficacious therapeutics. Codexis enzymes enable the promise of synthetic biology to improve the health of people and the planet. For more information, visit www.codexis.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, Codexis’ expectations regarding 2022 total revenues, product revenues and gross margin on product revenues. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: revenues in 2022 and in future years from our sales of CDX-616 to Pfizer are subject to a number of factors which are outside of our control and may not materialize; we do not have a long term sale and purchase agreement with Pfizer for CDX-616, and future orders for quantities of CDX-616 by Pfizer will continue to be based on the needs of Pfizer for quantities of CDX-616 and there will be no minimum purchase obligation on the part of Pfizer; we are dependent on a limited number of customers, including Pfizer; we are dependent on a limited number of contract manufacturers for large scale production of substantially all of our enzymes, including CDX-616; our biotherapeutic programs are early stage, highly regulated and expensive; our ability to obtain additional development partners for the programs, to advance our product candidates to clinical trials and to ultimately receive regulatory approvals is highly uncertain; the regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are unable to obtain or maintain regulatory approval for our products and product candidates, our business will be substantially harmed; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; our product candidates may not have favorable results in later clinical trials, if any, or receive regulatory approval; if any of our product candidates do not work as intended or cause undesirable side effects, it could hinder or prevent receipt of regulatory approval or realization of commercial potential for them or our other product candidates and could substantially harm our business; and even if we obtain regulatory approval for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements, which may result in significant additional expense. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2021, and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Investor Relations Contact:
Argot Partners
Brendan Strong/Carrie McKim
(212) 600-1902
Codexis@argotpartners.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenues:
Product revenue	$16,983	$12,215	$70,657	$30,220
Research and development revenue	7,518	8,819	34,097	38,836
Total revenues	24,501	21,034	104,754	69,056
Costs and operating expenses:
Cost of product revenue	6,806	5,860	22,209	13,742
Research and development	16,357	10,355	55,919	44,185
Selling, general and administrative	11,723	8,741	49,323	35,049
Total costs and operating expenses	34,886	24,956	127,451	92,976
Loss from operations	(10,385)	(3,922)	(22,697)	(23,920)
Interest income	36	43	459	405
Other income (expense), net	227	(33)	1,148	(156)
Loss before income taxes	(10,122)	(3,912)	(21,090)	(23,671)
Provision for income taxes	68	8	189	339
Net loss	$(10,190)	$(3,920)	$(21,279)	$(24,010)

Net loss per share, basic and diluted	$(0.16)	$(0.06)	$(0.33)	$(0.40)
Weighted average common stock shares used in computing net loss per share, basic and diluted	64,914	60,483	64,568	59,360

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$116,797	$149,117
Restricted cash, current	579	638
Investment in non-marketable debt security	—	1,000
Financial assets:
Accounts receivable	24,953	13,894
Contract assets	4,557	4,526
Unbilled receivables	8,558	10,942
Total financial assets	38,068	29,362
Less: allowances	(416)	(74)
Total financial assets, net	37,652	29,288
Inventories	1,160	964
Prepaid expenses and other current assets	5,700	3,416
Total current assets	161,888	184,423
Restricted cash	1,519	1,062
Investment in non-marketable equity securities	14,002	1,450
Right-of-use assets - Operating leases, net	44,095	21,382
Right-of-use assets - Finance leases, net	17	119
Property and equipment, net	21,345	9,675
Goodwill	3,241	3,241
Other non-current assets	276	294
Total assets	$246,383	$221,646
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,995	$2,970
Accrued compensation	11,119	7,288
Other accrued liabilities	12,578	10,272
Current portion of lease obligations - Operating leases	4,093	2,627
Deferred revenue	2,586	1,824
Total current liabilities	33,371	24,981
Deferred revenue, net of current portion	3,749	2,967
Long-term lease obligations, Operating leases	43,561	22,324
Other long-term liabilities	1,311	1,271
Total liabilities	81,992	51,543
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	552,083	536,516
Accumulated deficit	(387,698)	(366,419)
Total stockholders’ equity	164,391	170,103
Total liabilities and stockholders’ equity	$246,383	$221,646

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Three months ended December 31, 2021			Three months ended December 31, 2020
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$16,983	$—	$16,983	$12,215	$—	$12,215
Research and development revenue	5,136	2,382	7,518	4,507	4,312	8,819
Total revenues	22,119	2,382	24,501	16,722	4,312	21,034
Costs and operating expenses:
Cost of product revenue	6,806	—	6,806	5,860	—	5,860
Research and development(1)	5,968	9,569	15,537	4,958	4,946	9,904
Selling, general and administrative(1)	2,811	703	3,514	2,202	626	2,828
Total segment costs and operating expenses	15,585	10,272	25,857	13,020	5,572	18,592
Income (loss) from operations	$6,534	$(7,890)	(1,356)	$3,702	$(1,260)	2,442
Corporate costs (2)			(7,772)			(5,781)
Depreciation and amortization			(994)			(573)
Loss before income taxes			$(10,122)			$(3,912)

(1) Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income (expense), net.

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Year Ended December 31, 2021			Year Ended December 31, 2020
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$70,657	$—	$70,657	$30,220	$—	$30,220
Research and development revenue	19,858	14,239	34,097	17,886	20,950	38,836
Total revenues	90,515	14,239	104,754	48,106	20,950	69,056
Costs and operating expenses:
Cost of product revenue	22,209	—	22,209	13,742	—	13,742
Research and development(1)	23,140	30,219	53,359	20,923	21,705	42,628
Selling, general and administrative(1)	12,105	2,755	14,860	9,597	2,355	11,952
Total segment costs and operating expenses	57,454	32,974	90,428	44,262	24,060	68,322
Income (loss) from operations	$33,061	$(18,735)	14,326	$3,844	$(3,110)	734
Corporate costs (2)			(32,201)			(22,306)
Depreciation and amortization			(3,215)			(2,099)
Loss before income taxes			$(21,090)			$(23,671)

(1) Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income (expense), net.

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